UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

CONFORMIS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11..

This Schedule 14A relates to the proposed acquisition of Conformis, Inc., a Delaware corporation (the “Company”), by restor3d, Inc., a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger by and among the Company, Parent and Cona Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent, dated June 22, 2023. On June 22, 2023, Mark A. Augusti, President and Chief Executive Officer of the Company, sent the below email to all employees of the Company:

Dear Conformis Employees,

Today marks another step in the Conformis journey.  After nearly 20 years of revolutionizing the orthopedic industry with personalization treatment and patient choice, the company’s board has unanimously approved a definitive agreement with Restor3D to acquire Conformis.

This decision was not taken lightly.  After a diligent and exhaustive process where we considered all the options, we felt this transaction delivers positive benefits to all of our stakeholders.  We are excited to enter the next chapter for Conformis with Restor3D, which allows us to continue helping patients live productive lives after knee or hip surgery.

I understand that this news comes with uncertainty. However, the leadership team and I are committed to continue to provide regular updates on the status of this acquisition. Next week we will hold a town hall during which we will focus the majority of the meeting on this topic allowing an opportunity for employees to ask questions. Following the town hall meeting we will provide regular updates to all employees on progress of this acquisition. In the meantime, please feel free to talk with your management team, the HR team, or use our Employee Assistance Program, an anonymous and free offering accessible through ADP.

Subject to our receipt of stockholder approval, we expect the transaction will close by the end of the third quarter.  While this an exciting opportunity, there are uncertainties that we need to work through. During this pre-closing period, the leadership team and I will work with the leaders from Restor3D to outline integration plans. I can assure you that our colleagues and customers are counting on us and most importantly, our patients are counting on all of us to continue to do the great work that we do here at Conformis to help them regain their lives.

My commitment to you is that we will make decisions as swiftly as we can to limit uncertainty. And we will provide regular communication about the process and any changes that come about.

We would not be in this position without all the great work from each or you. Thank you.

Sincerest Regards,

Mark Augusti

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About restor3d

Based in Durham, North Carolina, restor3d is a leading medical device company focused on enabling surgeons to improve the reconstruction and repair of the human body through 3D printed orthopedic medical devices with enhanced anatomical fit and superior integrative properties. restor3d seeks to improve medical device solutions by leveraging expertise in 3D printing of advanced biomedical materials, biomechanics modeling, and AI based planning and design tools. We believe this to be an ideal partner for Conformis because of their deep understanding and aligned interest in patient specific solutions. Find out more at www.restor3d.com

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the business and the price of Conformis’s common stock, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of Conformis stockholder approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the outcome of any legal proceedings that have been or may be instituted against Conformis or restor3D related to the proposed transaction, (v) and the other risks and uncertainties described in the “Risk Factors” sections of Conformis’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, and other public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this communication represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Additional Information and Where to Find It
In connection with the proposed transaction, Conformis, Inc. will be promptly filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Conformis stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORTED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Conformis’s website at www.conformis.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Conformis, Inc., Investor Relations, 600 Technology Park Drive, Billerica, MA, telephone: (781) 374-5598.

Participants in the Solicitation
Conformis and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Conformis in connection with the proposed transaction. Information regarding Conformis’s directors and executive officers can be found in Conformis’s definitive proxy statement (the “Annual Proxy Statement”) filed with the SEC on March 24, 2023, and in subsequent filings on Form 8-K. Additional information regarding the interests of Conformis’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. To the extent that holdings of Conformis securities have changed since the amounts printed in the Annual Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Conformis as described above.